Exhibit 99.1

Company Press Release
March 16, 2016		Flowers Foods (NYSE: FLO)

FLOWERS FOODS ANNOUNCES $120 MILLION

ACCELERATED SHARE REPURCHASE

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO) today announced that it has entered into an accelerated share repurchase (“ASR”) agreement with Deutsche Bank AG to repurchase an aggregate of $120 million of the company’s common stock. On an annual basis, the company expects the repurchase of shares through the ASR to have an accretive impact on earnings in the range of $0.02 to $0.03 per share.

President and CEO Allen Shiver said, “The accelerated share repurchase is a further expression of confidence in Flowers’ cash flow, long-term prospects, and ability to generate additional shareholder value. Our trusted brands, experienced team, and efficient bakeries have increased our operating cash flow over the past three years by over $100 million, supporting investments in our business and generating strong free cash flow. As evidenced by recent dividend announcements and today’s ASR, the company is committed to enhancing total shareholder return over the long term.”

About the ASR

Under the terms of the ASR, the company will repurchase $120 million of its common stock from Deutsche Bank with an immediate initial delivery of approximately 5.6 million shares. The final number of shares repurchased will be based on Flowers’ daily volume-weighted average stock price over the life of the transaction, less a negotiated discount. The ASR is expected to be completed by the end of the company’s second fiscal quarter, subject to certain early termination rights in the agreement. The company is funding the ASR with borrowings on its existing credit facilities and cash on hand.

The ASR is being completed under the company’s existing share repurchase program, which was increased by 7.1 million shares in November 2014. Before giving effect to the ASR, there were 13.3 million shares remaining under the current authorization.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States, with 2015 sales of $3.8 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Wonder, and Tastykake. Learn more at www.flowersfoods.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations, planned capital expenditures, long-

term objectives of management, supply and demand, pricing trends and market forces, and integration plans and expected benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to (a) competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value; (i) consolidation within the baking industry and related industries; (j) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, and (k) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Investor Contact: J.T. Rieck (229) 227-2348

Media Contact: Paul Baltzer (229) 227-2380